                                                                  EXHIBIT 23.15

                             ACCOUNTANTS' CONSENT

The Board of Directors Capstar Hotel Company:

  We consent to the use of our report dated February 7, 1997 related to the balance sheets of MCV Venture, LLC as of December 31, 1996 and 1995 and the related statements of operations, members' equity (deficit), and cash flows for the years then ended incorporated herein by reference into the Registration Statement on Form S-4 (Registration No. 333-49611) and to the reference to our firm under the heading "Experts".

                                          /s/ KING GRIFFIN & ADAMSON P.C.

Dallas, Texas

June 18 , 1998